SUBSCRIPTION AGREEMENT

K-Chain Group Inc.

A Delaware Corporation.

The undersigned (sometimes referred to herein as (“Subscriber”) hereby subscribes to purchase the number of shares of Common Stock (the “Shares”) of K-Chain Group Inc. a Delaware Corporation (the “Company”) indicated below.  The undersigned understands that, if accepted, its subscription is irrevocable, but that it may be rejected in the sole discretion of the Company, for any reason.

In consideration for the acceptance by the Company of this Subscription Agreement, the Subscriber hereby agrees, represents and warrants as follows:

1.         Acceptance or Rejection of Subscription.  The Company shall have the right to accept or reject this subscription in whole or in part.  If rejected, the Subscriber's check and Subscription Documents (as defined below) shall be promptly returned to the Subscriber.  If accepted, the Subscriber's check will be forwarded directly to the Company, and the Subscriber's Investor Questionnaire and Subscription Agreement (collectively referred to herein as the "Subscription Documents") will be retained by the Company.

2.         Closing.  If the Company has not received and accepted subscriptions and the closing date of _____________________ is not extended in the sole discretion of the Company for up to an additional ninety (90) days from the "Closing Date", the Offering will terminate and any unaccepted investments in the possession of the Company and Subscription Documents shall be promptly returned to the Subscriber.

3.         Agreement to Indemnify.  The Subscriber hereby agrees to indemnify and hold harmless the Company and all of its directors, officers, agents and employees from any and all damages, losses, costs and expenses (including reasonable attorneys' fees) which they may incur (I) by reason of the Subscriber's failure to fulfill any of the terms and conditions of this Agreement, (ii) by reason of the Subscriber's breach of any of the Subscriber's representations, warranties or agreements contained herein or in the Investor Questionnaire, and (iii) with respect to any and all claims made by or involving any person, other than the Subscriber, claiming any interest, right, title, power or authority regarding the Subscriber's purchase of Shares.  The Subscriber further agrees and acknowledges that this indemnification agreement shall survive any sale or transfer, or attempted sale or transfer, of any portion of the Subscriber's Shares or upon the Subscriber's death.

4.         Representations, Warranties and Covenants.  The Subscriber hereby represents, warrants, and covenants that:

(i)         Subscriber acknowledges that the Shares have not been registered under the Securities Act with the Securities and Exchange Commission, nor have the Shares been registered or qualified for sale under the laws of any other jurisdiction (either within or outside of the United States).

(ii)        Subscriber is acquiring the Shares for Subscriber’s own account and not for the account of others and for investment purposes only.

(iii)       All subsequent offers and sales of the Shares by Subscriber shall be made in compliance with the Securities Act, pursuant to registration under the Securities Act or pursuant to an exemption from such registration.

(iv)       Subscriber understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements acknowledgments and understandings of Subscriber set forth in the Subscription Agreement and Investor Questionnaire in order to determine the applicability of such exemptions and the suitability of Subscriber to acquire the Shares.

(v)        Subscriber has adequate net worth and means of providing for his current needs and personal contingencies to sustain a complete loss of his investment in the Shares and has no need for liquidity in this investment.

(vi)       The Company has made available to Subscriber, its counsel and advisors, if any, the opportunity to ask questions of, and receive answers from the Company and its representatives, concerning the terms and conditions of an investment in the Shares, and has given it access to any requested information, documents, financial statements, books and records relative to the Company and an investment in the Shares.

(vii)      If the Subscriber is a corporation, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and if the Subscriber is a partnership or other organization, it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

(viii)     (a) If the Subscriber is a corporation, the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action, (b) if the Subscriber is a partnership or other organization, the other governing documents to enter into this Agreement and to consummate the transactions contemplated hereby and all necessary consents and approvals required by the partnership agreement or other governing documents have been obtained, and (c) for both corporations and partnerships, this Agreement constitutes a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally.

(ix)        Subscriber is aware that investing in the Shares is speculative and involves a high degree of risk and that any right to transfer its Shares in the Company is limited and restricted by law, and this Subscription Agreement.

(x)         Subscriber has evaluated the risks of investing in the Shares and has substantial experience in making investment decisions of this type or is relying on his advisors or Purchase Representative, if applicable, in making this investment decision.

The foregoing representations, warranties, and covenants and all other information which the Subscriber has provided to the Company concerning the Subscriber and the Subscriber's financial condition (or concerning the entity or organization which the subscriber represents and its financial condition) are true and accurate as of the date hereof.

5.          Subscription Agreement Binding on Heirs, Etc.  This Subscription Agreement shall be binding upon the Subscriber's heirs, successor’s estate, legal representatives and assigns, and shall be construed in accordance with the laws of the State of Delaware.

6.          Execution Authorized.  If this Subscription Agreement and the other relevant Subscription Documents are executed on behalf of a corporation, partnership, trust or other entity, the Subscriber has been duly authorized and empowered legally to represent such entity and to execute this Subscription Agreement and such Subscription Documents and all other instruments in connection with the purchase of the Shares, and the Subscriber's signature is binding upon such entity.

7.          Legal Representation/Conflict of Interest.  The Subscriber, by executing this Subscription Agreement acknowledges, represents and agrees that (a) the Company has retained legal counsel to represent it in connection with the preparation of this Subscription Agreement. (b) such legal counsel has prepared such documents with a view to the interests of the Company only and has not undertaken to represent the interest of the Subscriber and that no attorney-client relationship or fiduciary duty exists between such legal counsel and the Subscriber, notwithstanding that the Subscriber's investment may pay, directly or indirectly, for such legal services; (c) the Subscriber has been advised to have such legal documents reviewed by the Subscriber's own independent attorney and/or other advisors; and (d) the services performed by such legal counsel have been limited to the preparation of such documentation at the request and direction of the Company and such legal counsel has not undertaken to conduct any investigation whatsoever concerning the facts, risks or circumstances concerning or relating to the investment and/or the background or financial qualifications of the Company.

8.       Governing Law, and Venue.  This Agreement shall be construed in accordance with, and governed by, the laws of the Court of Chancery of the State of Delaware for any claim as to which the Court of Chancery has jurisdiction. Unless any claim as to which the Court of Chancery determines there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. This provision does not, nor is intended to, apply to claims under the Federal securities laws. This exclusive legal forum provision could add significant cost, discourage claims, and limits the ability of investors to bring a claim in a more favorable legal forum or jurisdiction. This provision does not apply to purchasers in secondary transactions. This exclusive legal forum provision could add significant cost, discourage claims, and limits the ability of investors to bring a claim in a more favorable legal forum or jurisdiction. This provision does not apply to purchasers in secondary transactions.

9.          Definition of Terms.  The terms used herein, if not otherwise defined herein, shall have the meanings attributed to such terms in the Agreement.  All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons herein may require.

10.       Number of Shares.  The undersigned hereby subscribes for Shares as follows: __________________@ $0.50 cents per share.

My check payable to “K-Chain Group Inc.” in the amount of $____________________ is enclosed.

11.        Taxpayer Identification Number Certification.

Social Security or Tax I.D. No.	Social Security or Tax I.D. No.

I declare that the number shown in this Subscription Agreement is my correct taxpayer identification number and/or social security number (or I am waiting for a number to be issued to me), that I have read and understood the foregoing documents, and that I desire to purchase the shares herein under the terms set forth in this Subscription Agreement.

Signature ________________________________	Signature ________________________________

Date ____________________________________	Date ____________________________________

TYPE OF OWNERSHIP (Check one)

[ ] INDIVIDUAL OWNERSHIP (One signature required)	[ ] COMMUNITY PROPERTY (one signature required if interest held in one name, i.e., managing spouse; two signatures required if interest held in both names)
[ ] JOINT TENANTS WITH RIGHT OF SURVIVORSHIP (both or all parties must sign)	[ ] CORPORATION
[ ] PARTNERSHIP (Please include a copy of the Statement of Partnership Agreement authorizing signature)	[ ] TRUST (Please include a copy of the Trust Agreement)

The undersigned has executed this Subscription Agreement this _____ day of ____________________.

_________________________________________________	________________________________________________
Subscriber #1 Signature	Subscriber #2 Signature

_________________________________________________	________________________________________________
Subscriber #1 Print/Type Name and Title	Subscriber #2 Print/Type Name and Title

Telephone ________________________________________	Telephone _______________________________________

Email address _____________________________________	Email address ____________________________________

_________________________________________________	________________________________________________
Street Address	Street Address

_________________________________________________	________________________________________________
City/St/Zip	City/St/Zip

SUBSCRIPTION ACCEPTED:
K-Chain Group Inc.

By:
Authorized Officer

Dated: